UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2009

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2009, The Hain Celestial Group, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Company’s employment agreement with Irwin D. Simon, dated as of July 1, 2003, as amended (the “Employment Agreement”), the material terms of which are as follows:

•	Extend the term of the Employment Agreement until June 30, 2012;

•

Eliminate Mr. Simon’s entitlement to receive an annual grant of the equity equivalent of 300,000 stock options during the period Mr. Simon is employed by the Company. In lieu of such automatic grants, Mr. Simon will be eligible to receive long-term incentive compensation (“LTI”) payable in cash, performance-based restricted stock, performance-based restricted stock units, restricted stock, restricted stock units, stock options or any combination thereof, as determined by the Compensation Committee of the Board of Directors (the “Compensation Committee”) in its sole discretion. With respect to the total LTI awarded in any of the Company’s fiscal years during the period Mr. Simon is employed by the Company, the LTI target award will be 225% of his base salary upon the achievement of target performance levels, with a maximum award equal to 300% of his base salary, based upon the level of achievement of certain Company and/or individual performance objectives and based on vesting conditions, in each case, as determined by the Compensation Committee in its sole discretion;

•

Eliminate Mr. Simon’s entitlement to the excise tax gross up that may have been payable to him in connection with a change of control of the Company. Instead, payments, distributions, or benefits or otherwise that would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code will be reduced to an amount equal to $1 less than the amount that would subject Mr. Simon to the excise tax; provided, however, that such reduction will only be made if the reduction would result in an increase in the aggregate payments provided to Mr. Simon, determined on a net after-tax basis; and

•	Further clarify the definition of “change in control” consistent with the regulations under Section 409A of the Internal Revenue Code referenced in the definition.

The foregoing description of the Employment Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the actual Employment Agreement (as previously publicly filed and described by the Company) and in the full text of the Amendment included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amendment to Employment Agreement between the Company and Irwin D. Simon, dated as of June 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2009

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

By:	/s/ Ira J. Lamel
Name:	Ira J. Lamel
Title:	Executive Vice President and
Chief Financial Officer